
Exhibit (11)

Compass Bancshares, Inc. and Subsidiaries
Computation of Earnings Per Share
Three Months Ended March 31, 1997 and 1996

                                                    Three Months Ended
                                                        March 31
                                                ------------------------
                                                   1997          1996
                                                ----------    ----------
                                          (in Thousands Except Per Share Data)
PRIMARY:
Weighted average shares outstanding                63,833        63,593

 Net effect of the assumed exercise
  of stock options - based on the
  treasury stock method using
  average market price                                731           402
                                                ----------    ----------
 Total weighted average shares
  and common stock equivalents
  outstanding                                      64,564        63,995
                                                ==========    ==========

 Net income available
  to common shareholders                         $ 35,961      $ 38,124
                                                ==========    ==========

 Net income per common share                     $   0.56      $   0.60
                                                ==========    ==========

FULLY DILUTED:
Weighted average shares outstanding                63,833        63,593

 Net effect of the assumed exercise
  of stock options - based on the
  treasury stock method using
  average market price or period-end
  market price, whichever is higher                   768           402
                                                ----------    ----------
  Total weighted average shares and
   common stock equivalents
   outstanding                                     64,601        63,995
                                                ==========    ==========

 Net income                                      $ 35,961      $ 38,124
                                                ==========    ==========

 Net income per common share                     $   0.56      $   0.60
                                                ==========    ==========


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